Exhibit 99.2
NEWS RELEASE
GOODYEAR COMPLETES DIVESTITURE OF CHEMICAL BUSINESS
AKRON, Ohio, Nov. 3, 2025 – The Goodyear Tire & Rubber Company (NASDAQ:
GT) (“Goodyear” or the “Company”) has completed the previously announced divestiture of the majority of its Goodyear Chemical Business to an affiliate of Gemspring Capital Management, LLC, effective Oct. 31, 2025, for a purchase price of $650 million, subject to adjustments. At the time of closing, Goodyear received cash proceeds of approximately $580 million, which reflects working capital adjustments, including an adjustment for intercompany receivables.
“With the sale of our Chemical business, we have completed all of the planned asset sales included in our Goodyear Forward transformation program,” said Goodyear Chief Executive Officer and President Mark
Stewart. “Additionally, we surpassed initial expectations, with total gross proceeds from the divestitures of approximately $2.2 billion. As a result, we have a more focused, streamlined portfolio that will allow us to grow our core products and services and achieve our vision of being #1 in Tires and
Service.”
The Goodyear Chemical facilities in Houston and Beaumont, Texas, and a related research office in Akron, Ohio, are included in this sale. Goodyear retains its Chemical facilities in Niagara Falls, New York, and Bayport, Texas, and its rights to the products produced at these facilities.
Goodyear intends to use transaction proceeds for debt reduction and to fund initiatives in connection with the Goodyear Forward transformation plan.
Lazard acted as lead financial advisor; Deutsche Bank acted as financial advisor; and Squire Patton Boggs acted as legal advisor to Goodyear.
About The Goodyear Tire & Rubber Company
Goodyear is one of the world's largest tire companies. It employs about
68,000 people and manufactures its products in 51 facilities in 19 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-
Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/
corporate.
FOR IMMEDIATE RELEASE
GLOBAL HEADQUARTERS:
200 INNOVATION WAY,
AKRON, OHIO 44316-0001
MEDIA WEBSITE:
WWW.GOODYEARNEWSROOM.COM
MEDIA CONTACT:
KELLY MCGLUMPHY
330.607.6857
KELLY_MCGLUMPHY@GOODYEAR.COM
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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of The
Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act
and Section 21E of the Exchange Act.
Such forward-looking statements include, but are not limited to, statements relating to the transaction, including statements regarding the benefits of the transaction. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully the
Goodyear Forward plan and our other strategic initiatives; risks relating to our ability to achieve the anticipated benefits from the transaction; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the Company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the
Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.